Exhibit 14(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Comparison of the Funds-Financial Highlights,” “Experts” and “Representations and Warranties of Global Growth - Financial Statements” and to the incorporation by reference of our report dated October 3, 2002 for Merrill Lynch Global Growth Fund, Inc. in Post-Effective Amendment No. 1 to the Registration Statement (Form N-14 Investment Company Act File No. 811-8327) and related Proxy Statement and Prospectus of Merrill Lynch Global Growth Fund, Inc. and Mercury Global Holdings, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Metro Park, New Jersey March 27, 2003